UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2017

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS 66211

(Address of principal executive offices) (Zip Code)

(913) 353-1000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

Aratana Therapeutics, Inc. (the “Company” or “we”) recently updated its business information as follows:

The American Pet Products Association estimates spending on pets by their owners in the United States in 2017 to be approximately $69 billion.   We continue to be well-positioned in the pet therapeutics market as a leader in innovative therapeutics.  We believe that our commercial products, GALLIPRANT® (grapiprant tablets) and ENTYCE® (capromorelin oral solution), are the only pet new chemical entities (“Pet NCEs”) approved by the U.S. Food and Drug Administration (“FDA”) in the prior four FDA fiscal years, represent half of all Pet NCEs approved in the prior six FDA fiscal years and are two out of only seven Pet NCEs approved by the FDA in the last FDA fiscal decade. We define Pet NCEs as a new chemical entity not previously fully approved in humans or pets (excluding parasite drugs).

Galliprant Commercial and Market Update

The Company believes its sales organization, which covers the key metropolitan statistical areas (“MSAs”) throughout the United States, can access approximately 40% of general practices and 80% of multi-specialty practices in the United States.  Based on our recent experiences, we believe 50% or more of our pet therapeutic revenue, including approximately 50% of Galliprant sales (as of September 30, 2017), has occurred in MSAs where we have therapeutic specialist co-coverage with Elanco Animal Health, a division of Eli Lilly and Company.  According to third-party market research, which was based on a sample of approximately five thousand veterinary clinics as of June 2017, we believe that Galliprant is now the second-leading non-steroidal anti-inflammatory drugs (NSAID) tablet stocked by veterinarians in the United States.  Additionally, we believe that Galliprant is recording sequential clinic-level sales growth and account penetration in the first three quarters of 2017 with approximately half of the accounts stocking Galliprant and approximately 75% of those accounts having re-ordered Galliprant.  According to third-party market research, we believe 95% of Galliprant customers are satisfied with Galliprant and cite its safety profile as the top reason for stocking the pet therapeutic.

Nocita Commercial and Market Update

According to internal and third-party market data and research, we believe we are growing repeat customers for NOCITA®  (bupivacaine liposome injectable suspension) with approximately one-third of our customers placing orders for Nocita every month (as of September 30, 2017).  We have had more than 10,000 face-to-face meetings with potential veterinary customers and accounts, suppliers, and/or vendors to educate and discuss Nocita.  We believe we have garnered more than 90% aided awareness about the therapeutic among surgeon targets, according to third-party market research.  We are securing and building relationships with national and regional corporate veterinary accounts, which we believe constitute approximately one-quarter of the sales of Nocita (as of September 30, 2017).

Entyce Commercial and Market Update

According to our market research, we believe the number of treatment days required over one year for inappetence in dogs includes: 29 days for chronic conditions; 29 days for aging pet conditions; 20 days for end-of-life conditions; and 5 days for acute conditions. In addition, approximately 81% of veterinarians surveyed expressed a need for an effective product indicated to treat inappetence and 68% of veterinarians surveyed reported that they were unsatisfied with products available to treat inappetence prior to Entyce.  The Company currently markets Entyce in three package sizes, 10mL, 15mL and 30mL bottles, which are administered as an oral solution at a dose of 3 mg/kg (1.4mg/lb) body weight once daily and currently sold to veterinarians at a price per bottle of $22, $26 and $48, respectively.  The cost per dose depends on the weight of the dog and as an example, the 15mL size bottle (which is intended for an approximately 30-pound dog) contains approximately ten doses.

Forward-Looking Statements

Some of the information contained in this report, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. In this report, the words “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.  Forward looking statements include statements regarding the market size for pets in the United States as well as the potential market sizes for Galliprant, Nocita and Entyce, the growth in sales and accounts ordering Galliprant and our ability to secure relationships with national and regional veterinary accounts.  These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to: our history of operating losses and our expectation that we will continue to incur losses for the foreseeable future; failure to obtain sufficient capital to fund our operations; risks relating to the impairment of intangible assets; risks relating to the discontinuation of BLONTRESS and TACTRESS; effects of stockholder class action lawsuits; unstable market and economic conditions; restrictions on our financial flexibility due to the terms of our credit facility; our substantial dependence upon the commercial success of our therapeutics GALLIPRANT, ENTYCE and NOCITA; development of our biologic therapeutic candidates is dependent upon relatively novel technologies and uncertain regulatory pathways, and biologics may not be commercially viable; denial or delay of regulatory approval for our existing or future therapeutic candidates; failure of our therapeutics, and our current or future therapeutic candidates that may obtain regulatory approval to achieve market acceptance or commercial success; effects of product liability lawsuits; failure to realize anticipated benefits of our acquisitions and difficulties associated with integrating the acquired businesses; development of pet therapeutics is a lengthy and expensive process with an uncertain outcome; competition in the pet therapeutics market, including from generic alternatives to our therapeutic candidates, and failure to compete effectively; failure to identify, license or acquire, develop and commercialize additional therapeutic candidates; failure to attract and retain senior management and key scientific personnel; our reliance on third-party manufacturers, suppliers and collaborators; regulatory restrictions on the marketing of our approved therapeutics and therapeutic candidates; our small commercial sales organization, and any failure to create a sales force or collaborate with third-parties to commercialize our approved therapeutics and therapeutic candidates; difficulties in managing the growth of our company; significant costs of being a public company; risks related to the restatement of our financial statements for the year ended December 31, 2013, and the identification of a material weakness in our internal control over financial reporting; changes in distribution channels for pet therapeutics; consolidation of our veterinarian customers; limitations on our ability to use our net operating loss carryforwards; impacts of generic products; safety or efficacy concerns with respect to our therapeutics; effects of system failures or security breaches; failure to perform under our agreements with Elanco Animal Health, or termination thereof; failure to obtain ownership of issued patents covering our therapeutic candidates or failure to prosecute or enforce licensed patents; failure to comply with our obligations under our license agreements; effects of patent or other intellectual property lawsuits; failure to protect our intellectual property; changing patent laws and regulations; non-compliance with any legal or regulatory requirements; litigation resulting from the misuse of our confidential information; the uncertainty of the regulatory approval process and the costs associated with government regulation of our therapeutic candidates; failure to obtain regulatory approvals in foreign jurisdictions; effects of legislative or regulatory reform with respect to pet therapeutics; the volatility of the price of our common stock; our status as an emerging growth company, which could make our common stock less attractive to investors; dilution of our common stock as a result of future financings; the influence of certain significant stockholders over our business; and provisions in our charter documents and under Delaware law could delay or prevent a change in control. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission, or SEC, on March 14, 2017, along with our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: November 27, 2017	By:
/s/ Steven St. Peter
Steven St. Peter

President and Chief Executive Officer